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                                                                      EXHIBIT 12

                          BELLSOUTH TELECOMMUNICATIONS
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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
                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1998       1997       1996       1995       1994
                                                                ---------  ---------  ---------  ---------  ---------
1. Earnings
(a) Income from continuing operations before deductions for
    taxes and interest........................................  $   4,625  $   4,229  $   3,727  $   2,808  $   3,606
(b) Portion of rental expense representative of interest
    factor....................................................         34         45         60         62         80
                                                                ---------  ---------  ---------  ---------  ---------
    TOTAL.....................................................  $   4,659  $   4,274  $   3,787  $   2,870  $   3,686
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
2. Fixed Charges
(a) Interest..................................................  $     571  $     550  $     569  $     594  $     569
(b) Portion of rental expense representative of interest
    factor....................................................         34         45         60         62         80
                                                                ---------  ---------  ---------  ---------  ---------
    TOTAL.....................................................  $     605  $     595  $     629  $     656  $     649
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Ratio (1 divided by 2)........................................       7.70       7.18       6.02       4.38       5.68
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
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